UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41552	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Buenos Aires, 10-14th floor

Belo Horizonte, Minas Gerais, Brazil, 30315-570

(Address of principal executive offices, including zip code)

+55-31-3956-1109

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ATLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Reference is made to the Current Report on Form 8-K filed by Atlas Lithium Corporation (the “Company”) on June 6, 2023 (the “June 6, 2023 Form 8-K”) with the Securities and Exchange Commission regarding the June 3, 2023 complaint (the “Complaint”) filed by Douglas Salomon against the Company and certain members of the Company’s senior management in the United States District Court for the Central District of California (the “Court”). On the June 6, 2023 Form 8-K, the Company indicated that it believed the Complaint to be without any merit. On September 11, 2023, the Court entered an order appointing a lead plaintiff. On October 5, 2023, the Court entered a scheduling order providing, among other things, a deadline of November 27, 2023 for lead plaintiff to file a consolidated amended Complaint.

In lieu of filing an amended Complaint, on November 27, 2023, the lead plaintiff opted to dismiss the Complaint and filed a stipulation of dismissal signed by all parties which ended the Complaint.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XRBL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS LITHIUM CORPORATION

Dated: December 8, 2023	By:	/s/ Marc Fogassa
	Name:	Marc Fogassa
	Title:	Chief Executive Officer